6915 Red Road Suite 222
                                                     Coral Gables, Florida 33143
                                                     Telephone: 305-666-6565
                                                     Fax: 305-666-3994


                            CAPITAL SOLUTIONS I, INC.

October 3, 2005
NEWS ON BEHALF OF
Capital Solutions I, Inc.
CONTACT
Christopher Astrom (305)666-6565
Trading Symbol 0TCBB:CSON.OB


Victory Petroleum, Inc.
Carlos Fontecilla (305)255-7101
www.pnr.development.com



                    CAPITAL SOLUTIONS 1, INC (OTCBB:CSON.OB)
         DEFINITIVE AGREEMENT EXTENSION EXPIRES FOR PURCHASE OF VICTORY
                                    PETROLEUM
CORAL GABLES, FLORIDA - Capital Solutions I, Inc., (OTCBB: CSON.OB), announces that the extension in which Capital Solutions and Victory Petroleum were to execute a Definitive Agreement has expired. The Definitive Agreement with Victory Oil has not been signed by Victory Oil in the contractual time period and has expired. The company has no indication as to the possibilities of future dealings with Victory Oil. The letter of intent to acquire Victory Petroleum, Inc., a Florida corporation and 27 affiliated entities (collectively, "Victory") which was originally executed on June 15, 2005 and was formally extended until September 30, 2005. About Capital Solutions:
         Until recently the company has been relatively dormant in search of a merger partner.
         This press release does not constitute an offer of any securities for sale.
         This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, the company's limited operating history and history of losses, the inability to successfully obtain further funding, the inability to raise capital on terms acceptable to the company, the inability to compete effectively in the marketplace, the inability to complete the proposed













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acquisition and such other risks that could cause the actual results to differ materially from those contained in the company's projections or forward-looking statements. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and the company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.